Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

GENWORTH FINANCIAL, INC.

GENWORTH HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A common stock, par value $.001 per share (1)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Equity	Preferred stock (1)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Debt securities (1)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Other	Warrants (1)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Other	Rights (1)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Other	Units (1)(2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Other	Guarantees (1)(3)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts				—	N/A		N/A

	Total Fees Previously Paid				—			N/A

	Total Fee Offsets				—			N/A

	Net Fee Due				—			N/A

(1)

An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fees.

(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.